CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-209461 on Form N-4 of our report dated March 10, 2026 relating to the financial statements of Metropolitan Life Insurance Company, appearing in Form N-VPFS of Metropolitan Life Insurance Company for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 16, 2026